Exhibit 4.1

Sixteenth Supplemental Indenture
between
MetLife, Inc.,
as Issuer,
and
The Bank of New York Mellon Trust Company, N.A.,
as Trustee
Dated as of August 6, 2010

ii

          SIXTEENTH SUPPLEMENTAL INDENTURE, dated as of August 6, 2010 (this “Sixteenth Supplemental Indenture”), between MetLife, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), supplementing the Indenture, dated as of November 9, 2001 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee.
Recitals
          WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide for the future issuance of the Company’s senior debt securities (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Original Indenture;
          WHEREAS, pursuant to the terms of the Original Indenture and this Sixteenth Supplemental Indenture (together, the “Indenture”), the Company desires to provide for the establishment of a new series of Securities to be known as the 2.375% Senior Notes due 2014 (the “Senior Notes”), the form and substance of such Senior Notes, and the terms, provisions and conditions thereof to be set forth herein as provided in the Indenture;
          WHEREAS, the Company has requested that the Trustee, in respect to the Senior Notes, execute and deliver this Sixteenth Supplemental Indenture in such capacity; and
          WHEREAS, all requirements necessary to make this Sixteenth Supplemental Indenture a valid instrument in accordance with its terms and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Sixteenth Supplemental Indenture has been duly authorized in all respects;
          NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Notes, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:
ARTICLE I
Senior Notes
               SECTION 1.01 Definitions.
          Unless the context otherwise requires or unless otherwise set forth herein:

          (a) a term not defined herein that is defined in the Original Indenture, has the same meaning when used in this Sixteenth Supplemental Indenture;
          (b) the definition of any term in this Sixteenth Supplemental Indenture that is also defined in the Original Indenture, shall for the purposes of this Sixteenth Supplemental Indenture supersede the definition of such term in the Original Indenture;
          (c) a term defined anywhere in this Sixteenth Supplemental Indenture has the same meaning throughout;
          (d) the definition of a term in this Sixteenth Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Original Indenture insofar as the use or effect of such term in the Original Indenture, as previously defined, is concerned;
          (e) the singular includes the plural and vice versa;
          (f) headings are for convenience of reference only and do not affect interpretation; and
          (g) the following terms have the meanings given to them in this Section 1.01(g):
          “Acquisition” means the Company’s proposed acquisition of all of the outstanding shares of capital stock of American Life Insurance Company and Delaware American Life Insurance Company.
          “Interest Payment Date” means February 6 and August 6 of each year, commencing February 6, 2011.
          “Original Issue Date” means August 6, 2010.
          “Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the preceding January 25 or July 25, as the case may be (whether or not a Business Day).
          “Special Mandatory Redemption Date” means the earlier to occur of (i) July 31, 2011 if the Acquisition has not been completed on or prior to July 10, 2011 or (ii) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Stock Purchase Agreement.
          “Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the Senior Notes together with accrued and unpaid interest to but excluding the Special Mandatory Redemption Date.
          “Stated Maturity” means February 6, 2014.

          “Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of March 7, 2010, among the Company, American International Group, Inc., a Delaware corporation, and ALICO Holdings LLC, a Delaware limited liability company.
               SECTION 1.02 Establishment.
          (a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 2.375% Senior Notes due 2014.
          (b) There are to be authenticated and delivered Senior Notes in an initial aggregate principal amount of $1,000,000,000, and no further Senior Notes shall be authenticated and delivered except as provided by Section 2.05, 2.07, 2.11, 3.03 or 9.04 of the Original Indenture; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. The Senior Notes shall be issued in fully registered form, without coupons.
          (c) The Senior Notes shall be issued in the form of one or more Global Securities, registered in the name of the Depositary or its nominee. Each Global Security and the Trustee’s Certificate of Authentication thereof, shall be in substantially the form set forth in Exhibit A hereto. The Depositary with respect to the Senior Notes shall be The Depository Trust Company (the “Depositary”).
          (d) Each Senior Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
               SECTION 1.03 Payment of Principal and Interest.
          (a) The principal of the Senior Notes shall be due at Stated Maturity. The unpaid principal amount of the Senior Notes shall bear interest at the rate of 2.375% per year until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing February 6, 2011, to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided, that interest payable at the Stated Maturity of principal or upon redemption will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.
          (b) Payments of interest on the Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

          (c) In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.
          (d) All payments of the principal of, and premium, if any, and interest due on the Senior Notes at the Stated Maturity or upon redemption will be made upon surrender of the Senior Notes at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York.
          (e) The principal of, and premium, if any, and interest due on the Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject, in the case of a Global Security, to the Trustee’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.
               SECTION 1.04 Denominations.
          The Senior Notes may be issued in denominations of $100,000, or any integral multiple of $1,000 in excess thereof.
               SECTION 1.05 Global Securities.
          (a) Except under the limited circumstances described below, Senior Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
          (b) Except as otherwise provided in this Sixteenth Supplemental Indenture, owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Senior Note shall be exchangeable, except for another Global Security of like denomination and to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.
          (c) A Global Security shall be exchangeable in whole or, from time to time, in part for Senior Notes in definitive registered form only as provided in the Indenture. If

(i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Senior Notes or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii), subject to the procedures of the Depositary, the Company in its sole discretion determines that the Senior Notes shall be exchangeable for Senior Notes in definitive registered form and executes and, in each case, delivers to the Security Registrar a written order of the Company providing that the Senior Notes shall be so exchangeable, the Senior Notes shall be exchangeable for Senior Notes in definitive registered form, provided that the definitive Senior Notes so issued in exchange for the Senior Notes shall be in denominations of $100,000 and integral multiples of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of the Senior Notes to be exchanged. Except as provided herein, owners of beneficial interests in the Senior Notes will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in the Senior Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Security that is exchangeable pursuant to this Section 1.05(c) shall be exchangeable for Senior Notes registered in such names as the Depositary shall direct.
               SECTION 1.06 Transfer.
          No service charge will be made for any registration of transfer or exchange of Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
               SECTION 1.07 Defeasance.
          The provisions of Sections 13.02 and 13.03 of the Original Indenture will apply to the Senior Notes.
               SECTION 1.08 Redemption at the Option of the Company.
          (a) The Senior Notes will be redeemable at the Company’s option, in whole or in part, at any time and from time to time (any such date fixed for redemption, an “Optional Redemption Date”), at a redemption price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, such Optional Redemption Date and the “Make-Whole Redemption Amount” (as defined below).
          “Make-Whole Redemption Amount” means the sum, as calculated by the Premium Calculation Agent, of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed (not including any portion of those payments of interest accrued as of such Optional Redemption Date), discounted from their respective scheduled payment dates to such Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points plus, in each case, accrued and unpaid interest thereon to, but excluding, such Optional Redemption Date.
          For purposes of the preceding definitions:
(i)	“Treasury Rate” means, with respect to any Optional Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Optional Redemption Date.

(ii)	“Premium Calculation Agent” means an investment banking institution of national standing appointed by the Company.

(iii)	“Comparable Treasury Issue” means the U.S. Treasury security selected by the Premium Calculation Agent as having a maturity comparable to the term remaining from such Optional Redemption Date to the Stated Maturity of the Senior Notes (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

(iv)	“Comparable Treasury Price” means, with respect to such Optional Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Premium Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(v)	“Reference Treasury Dealers” means (1) Deutsche Bank Securities Inc. and UBS Securities LLC and their successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”) the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Premium Calculation Agent after consultation with the Company.

(vi)	“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the average, as determined by the Premium Calculation Agent of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Premium Calculation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date.

          (b) Notwithstanding Section 3.02 of the Original Indenture, the notice of redemption with respect to any redemption pursuant to Section 1.08(a) need not set forth the Redemption Price but only the manner of calculation thereof as described above.
          (c) The Company shall notify the Trustee of the Redemption Price with respect to any redemption pursuant to Section 1.08(a) promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.
          (d) If less than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes or portions of the Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Notes and portions of Senior Notes in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any Senior Note to be redeemed in part shall not be less than $100,000) and shall thereafter promptly notify the Company in writing of the numbers of Senior Notes to be redeemed, in whole or in part.
               SECTION 1.09 Special Mandatory Redemption.
          If, for any reason, (i) the Acquisition is not consummated on or prior to July 10, 2011 or (ii) the Stock Purchase Agreement is terminated on or prior to July 10, 2011, the Company shall redeem all of the Senior Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price.
          Promptly after the occurrence of the event triggering such redemption, the Company shall furnish the Trustee with an Officers’ Certificate to the effect that such event has occurred and, promptly after the occurrence of the event triggering such redemption, the Company shall either (i) give notice of such redemption to the holders of the Senior Notes in accordance with Section 3.02 of the Indenture or (ii) cause the Trustee to give such notice in the Company’s name and at its expense, by providing a written request to the Trustee, signed by the Company’s President, Treasurer or any Vice President; provided, however, that such written request is received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice of such redemption to the holders of the Senior Notes. In such event, the Company shall provide the Trustee with the information required by Section 3.02 of the Indenture. Such notice having been duly given, the redemption of the Senior Notes shall be made upon the terms and in the manner stated in Sections 3.02 and 3.03 of the Indenture, to the extent applicable and to the extent not inconsistent with this Section 1.09.
          If funds sufficient to pay the Special Mandatory Redemption Price of all of the Senior Notes to be redeemed on the Special Mandatory Redemption Date are deposited with a Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the Senior Notes will cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Senior Notes shall terminate.

               SECTION 1.10 No Sinking Fund
          The Senior Notes shall not be entitled to any sinking fund.
ARTICLE II
Miscellaneous Provisions
          This Sixteenth Supplemental Indenture will become effective upon its execution and delivery.
               SECTION 2.01 Senior Notes Unaffected by Other Supplemental Indentures.
          None of the Company’s other supplemental indentures to the Original Indenture entered into on or prior to the date hereof applies to the Senior Notes. To the extent the terms of the Original Indenture were amended by any of such other supplemental indentures, no such amendment shall relate or apply to the Senior Notes. To the extent the terms of the Original Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such other supplemental indenture or any other series of Securities. This Sixteenth Supplemental Indenture shall relate and apply solely to the Senior Notes.
               SECTION 2.02 Trustee Not Responsible for Recitals.
          The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Sixteenth Supplemental Indenture or the Senior Notes.
               SECTION 2.03 Ratification and Incorporation of Original Indenture.
          As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Sixteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
               SECTION 2.04 Governing Law.
          This Sixteenth Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.
               SECTION 2.05 Separability.
          In case any one or more of the provisions contained in this Sixteenth Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Sixteenth Supplemental Indenture or of the Senior Notes, but this Sixteenth Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
               SECTION 2.06 Executed in Counterparts.
          This Sixteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          In Witness Whereof, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

MetLife, Inc., as Issuer
By:	/s/ Steven J. Goulart
	Name:	Steven J. Goulart
	Title:	Senior Vice President and Treasurer

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:	/s/ Richard Tarnas
	Name:	Richard Tarnas
	Title:	Authorized Signatory

Sixteenth Supplemental Indenture

EXHIBIT A
(FORM OF 2.375% SENIOR NOTES DUE 2014)
          THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO METLIFE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE ORIGINAL INDENTURE, THIS SENIOR NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. [•]	CUSIP No.: [•]
ISIN No.: [•]
MetLife, Inc.
Global Certificate initially representing
$[•] aggregate principal amount of
2.375% Senior Notes Due 2014

Regular Record Date:	With respect to each Interest Payment Date, the close of business on the preceding January 25 or July 25, as the case may be (whether or not a Business Day).

Original Issue Date:	August 6, 2010

Stated Maturity:	February 6, 2014

Interest Payment Dates:	February 6 and August 6, commencing February 6, 2011

Interest Rate:	2.375% per year

Authorized Denomination:	$100,000, or any integral multiple of $1,000 in excess thereof.
          This Global Certificate is in respect of a duly authorized issue of 2.375% Senior Notes due 2014 (the “Senior Notes”) of MetLife, Inc., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount of principal of the Senior Notes represented by this Global Certificate on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing February 6, 2011, and on the Stated Maturity at the Interest Rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity, an Optional Redemption Date or the Special Mandatory Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Senior Note is registered on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity, on an Optional Redemption Date or on the Special Mandatory Redemption Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.

Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.
          Payment of the principal of, and premium, if any, and interest due on this Senior Note at the Stated Maturity or upon redemption will be made upon surrender of this Senior Note at the Corporate Trust Office of the Trustee in the Borough Manhattan, The City of New York. The principal of, and premium, if any, and interest due on this Senior Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject to the Trustee’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.
          The Senior Notes will be unsecured obligations of the Company and will rank equally in right of payment with all of the existing and future unsecured and unsubordinated indebtedness of the Company. The Senior Notes will rank senior to any subordinated indebtedness of the Company.
          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          In Witness Whereof, the Company has caused this instrument to be duly executed.
Dated:

MetLife, Inc.
By:
Name:
Title:

Attest:

Name:
Title:

[Seal of MetLife, Inc.]

Certificate Of Authentication
          This is one of the Senior Notes referred to in the within mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:
Authorized Signatory

Dated:

[Reverse Of Senior Note]
     1. This Senior Note is one of a duly authorized issue of Securities of the Company (the “Securities”) issued and issuable in one or more series under an Indenture dated as of November 9, 2001 (the “Original Indenture”), as supplemented by the Sixteenth Supplemental Indenture, dated as of August 6, 2010 (the “Sixteenth Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee, (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof as the 2.375% Senior Notes due 2014, initially limited in aggregate principal amount of $1,000,000,000; provided, however, that (subject to the provisions of the Sixteenth Supplemental Indenture) the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
     2. This Senior Note is exchangeable in whole or, from time to time, in part for Senior Notes in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Senior Note or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii), subject to the procedures of the Depositary, the Company in its sole discretion determines that this Senior Note shall be exchangeable for Senior Notes in definitive registered form and, in each case, executes and delivers to the Security Registrar a written order of the Company providing that this Senior Note shall be so exchangeable, this Senior Note shall be exchangeable for Senior Notes in definitive registered form, provided that the definitive Senior Notes so issued in exchange for this Senior Note shall be in denominations of $100,000, or any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this Senior Note to be exchanged. Except as provided above or in the Sixteenth Supplemental Indenture, owners of beneficial interests in this Senior Note will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this Senior Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     3. If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     4. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Senior Note shall be conclusive and binding upon such holder and upon all future holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.
     5. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Senior Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Senior Note.
     6. This Senior Note will be redeemable at the Company’s option, in whole or in part, at any time and from time to time (any such date fixed for redemption, an “Optional Redemption Date”), at a redemption price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, such Optional Redemption Date and the “Make-Whole Redemption Amount” (as defined below).
          “Make-Whole Redemption Amount” means the sum, as calculated by the Premium Calculation Agent, of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed (not including any portion of those payments of interest accrued as of such Optional Redemption Date), discounted from their respective scheduled payment dates to such Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points plus, in each case, accrued and unpaid interest thereon to, but excluding, such Optional Redemption Date.
          For purposes of the preceding definitions:

(i)	“Treasury Rate” means, with respect to any Optional Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Optional Redemption Date.

(ii)	“Premium Calculation Agent” means an investment banking institution of national standing appointed by the Company.

(iii)	“Comparable Treasury Issue” means the U.S. Treasury security selected by the Premium Calculation Agent as having a maturity comparable to the term remaining from such Optional Redemption Date to the Stated Maturity of the Senior Notes (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

(iv)	“Comparable Treasury Price” means, with respect to such Optional Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Premium Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(v)	“Reference Treasury Dealers” means (1) Deutsche Bank Securities Inc. and UBS Securities LLC and their successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”) the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Premium Calculation Agent after consultation with the Company.

(vi)	“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the average, as determined by the Premium Calculation Agent of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Premium Calculation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date.
     7. The Trustee shall not be responsible for calculating said Redemption Price.
     8. If less than all of the Senior Notes are to be redeemed, the Trustee will select the Senior Notes or portions of Senior Notes to be redeemed by such method as the Trustee deems fair and appropriate. The Trustee may select for redemption Senior Notes and portions of Senior Notes in amounts of $1,000 and any integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any Senior Notes to be redeemed in part shall not be less than $100,000).
     9. If, for any reason, (i) the Company’s proposed acquisition of all of the outstanding shares of capital stock of American Life Insurance Company and Delaware American Life Insurance Company (the “Acquisition”) is not consummated on or prior to July 10, 2011 or (ii) the Stock Purchase Agreement, dated as of March 7, 2010, among the Company, American International Group, Inc., a Delaware corporation, and ALICO Holdings LLC, a Delaware limited liability company (the “Stock Purchase Agreement”), is terminated on or prior to July 10, 2011, the Company shall redeem all of the Senior Notes on the Special Mandatory Redemption Date (as defined below) at the Special Mandatory Redemption Price (as defined below). Promptly after the occurrence of the event triggering such redemption, the Company shall furnish the Trustee with an Officers’ Certificate to the effect that such event has occurred and, promptly after the occurrence of the event triggering such redemption, the Company shall either (i) give notice of such redemption to the holders of the Senior Notes in accordance with Section 3.02 of the Indenture or (ii) cause the Trustee to give such notice in the Company’s name and at its expense, by providing a written request to the Trustee, signed by the Company’s President, Treasurer or any Vice President; provided, however, that such request is received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice of such redemption to the holders of the Senior Notes. In such event, the Company shall provide the Trustee with the information required by Section 3.02 of the Indenture. Such notice having been duly given, the redemption of the Senior Notes shall be made upon the terms and in the manner stated in Sections 3.02 and 3.03 of the Indenture, to the extent applicable and to the extent not inconsistent with Section 1.09 of the Sixteenth Supplemental Indenture.
          If funds sufficient to pay the Special Mandatory Redemption Price of all of the Senior Notes to be redeemed on the Special Mandatory Redemption Date are deposited with a Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the Senior Notes will cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Senior Notes shall terminate.
          “Special Mandatory Redemption Date” means the earlier to occur of (i) July 31, 2011 if the Acquisition has not been completed on or prior to July 10, 2011 or (ii) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Stock Purchase Agreement.
          “Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the Senior Notes together with accrued and unpaid interest to but excluding the Special Mandatory Redemption Date.
     10. No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest due on this Senior Note at the time, place and rate, and in the coin or currency, herein prescribed.

     11. (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          (b) Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee, any Paying Agent and the Security Registrar of the Company or the Trustee may deem and treat the Person in whose name this Senior Note is registered as the absolute owner hereof for all purposes (subject to Section 1.03(a) of the Sixteenth Supplemental Indenture), whether or not this Senior Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the Sixteenth Supplemental Indenture, all payments of the principal of and premium, if any, and interest due on this Senior Note made to or upon the order of the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Senior Note.
          (c) The Senior Notes are issuable only in registered form without coupons in denominations of $100,000, or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.
     12. No recourse shall be had for payment of the principal of, premium, if any, or interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     13. This Senior Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT — Custodian under
Uniform Gift to Minors Act

(State)

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common.
          Additional abbreviations may also be used though not on the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.